EXHIBIT (a)(1)(R)

                       AMENDED OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                               VIRBAC CORPORATION

                                       AT

                              $5.75 NET PER SHARE

                                       BY

                            LABOGROUP HOLDING, INC.,
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                                   VIRBAC S.A.

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            THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT,
          NEW YORK CITY TIME, ON TUESDAY, OCTOBER 31, 2006, UNLESS THE
                                OFFER IS EXTENDED
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                                                                October 17, 2006

To our clients:

     Enclosed for your consideration are the Second Supplement, dated October 17, 2006 (the "Second Supplement"), which supplements the Offer to Purchase dated August 18, 2006 (the "Offer to Purchase") and the Supplement to the Offer to Purchase, dated September 8, 2006 (the "First Supplement"), in each case as previously amended by amendments to the Schedule TO filed with the Securities and Exchange Commission, and the related revised (gold) Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Amended Offer") in connection with the offer by Labogroup Holding, Inc., a Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of Virbac S.A., a corporation (SOCIETE ANONYME) organized under the laws of France ("Virbac S.A."), to purchase all outstanding shares of Common Stock, par value $.01 per share (the "Shares"), of Virbac Corporation, a Delaware corporation ("Virbac Corp."), other than those Shares already owned by Purchaser, Virbac S.A. and their subsidiaries, at an increased price of $5.75 per Share, net to the seller in cash less any required withholding of taxes and without payment of interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, the First Supplement, the Second Supplement and in the related revised (gold) Letter of Transmittal.

     WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE REVISED (GOLD) LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Amended Offer.

     Your attention is invited to the following:

     1. The increased tender price is $5.75 per Share, net to the seller in cash less any required withholding of taxes and without payment of interest.

     2.   The Amended Offer is being made for all outstanding Shares.

     3. A special committee composed of independent directors of the Board of Directors of Virbac Corp. has unanimously determined that the Amended Offer is advisable, fair to and in the best interests of the stockholders of Virbac Corp. who are unaffiliated with Virbac S.A. and its subsidiaries and has unanimously recommended that such unaffiliated stockholders tender their Shares pursuant to the Amended Offer.

     4. The Amended Offer and withdrawal rights will expire at Midnight, New York City time, on Tuesday, October 31, 2006, unless the Amended Offer is extended.

     5. The Amended Offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn prior to the expiration of the Amended Offer such number of Shares which, together with the Shares owned by Purchaser, Virbac S.A. and their subsidiaries constitutes at least ninety percent (90%) of the then-outstanding Shares. The Amended Offer is also subject to other conditions set forth in the Offer to Purchase, the First Supplement and the Second Supplement. See the Introduction and Section 13 of the Offer to Purchase. The Amended Offer is not subject to any financing conditions.

     6. The Amended Offer is being made pursuant to the Tender Offer and Merger Agreement (the "Merger Agreement") dated August 10, 2006, by and among Virbac Corp., Virbac S.A., Purchaser and Interlab as amended by the Amendment to the Tender Offer and Merger Agreement dated October 13, 2006. The Merger Agreement, as amended, provides for, among other things, the making of the Amended Offer by Purchaser, and further provides that, as soon as practicable following consummation of the Amended Offer, Purchaser will be merged with and into the Company, with the Company continuing as the surviving corporation and an indirect wholly owned subsidiary of Virbac S.A.

     7. Tendering stockholders will not be obligated to pay, except as otherwise provided in Instruction 6 of the revised (gold) or the original (blue) Letter of Transmittal, stock transfer taxes with respect to the sale and transfer of any Shares to Purchaser pursuant to the Amended Offer.

     8. Notwithstanding any other provision of the Amended Offer, payment for Shares accepted for payment pursuant to the Amended Offer will be made only after timely receipt by the Depositary of (i) certificates evidencing such Shares (the "Virbac Corp. Certificates") or, if such Shares are held in book-entry form, timely confirmation of a Book-Entry Transfer (a "Book-Entry Confirmation") of such Shares into the account of the Depositary at The Depository Trust Company, (ii) a properly completed and duly executed revised (gold) or original (blue) Letter of Transmittal or a copy thereof with any required signature guarantees (or, in the case of a Book-Entry Transfer, an Agent's Message (as defined in the Offer to Purchase) in lieu of the revised
          (gold) or original (blue) Letter of Transmittal) and (iii) any other documents required by the revised (gold) or original (blue) Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when Virbac Corp. Certificates or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. Under no circumstances will interest be paid on the purchase price of the Shares to be paid by Purchaser, regardless of any extension of the Amended Offer or any delay in making such payment.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this revised letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions.

     YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE AMENDED OFFER.

     The Amended Offer is made solely by the Offer to Purchase, the First Supplement, the Second Supplement and the related revised (gold) Letter of Transmittal and is being made to all holders of Shares. Purchaser is not aware of any state where the making of the Amended Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Amended Offer or the acceptance of Shares pursuant thereto, the Amended Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Amended Offer to be made by a licensed broker or dealer, the Amended Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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

                                  INSTRUCTIONS
             WITH RESPECT TO THE AMENDED OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                               VIRBAC CORPORATION

                                       BY

                            LABOGROUP HOLDING, INC.,
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                                   VIRBAC S.A.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Second Supplement, dated October 17, 2006 (the "Second Supplement"), which supplements the Offer to Purchase, dated August 18, 2006, and the Supplement to the Offer to Purchase, dated September 8, 2006 (the "First Supplement"), in each case as previously amended by amendments to the Schedule TO filed with the Securities and Exchange Commission, and the related revised (gold) Letter of Transmittal (which, as they may be amended and supplemented from time to time, together constitute the "Amended Offer") in connection with the offer by Labogroup Holding, Inc., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Virbac S.A., a corporation (SOCIETE ANONYME) organized under the laws of France, to purchase all outstanding shares of Common Stock, par value $.01 per share (the "Shares"), of Virbac Corporation, a Delaware corporation, other than those Shares already owned by Purchaser, Virbac S.A. and their subsidiaries, at $5.75 per Share, net to the seller in cash less any required withholding of taxes and without payment of interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, the First Supplement, the Second Supplement and in the related revised (gold) Letter of Transmittal.

     This will instruct you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Amended Offer.

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Number of Shares to be tendered:*____________________

                                   SIGN HERE:

X _______________________________________   X_________________________________
                          (SIGNATURE(S) OF HOLDER(S))

Date:__________________, 2006

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________
               (PLEASE PRINT OR TYPE ADDRESS, INCLUDING ZIP CODE)


_______________________________   ______________________________________________
Area Code and Telephone Number    Taxpayer Identification or Social Security No.

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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